EXHIBIT 4

RED OAK CAPITAL FUND VI, LLC

SUBSCRIPTION AGREEMENT INSTRUCTION PAGE

We, Red Oak Capital Fund VI, LLC (“we,” “our,” “us,” or the “Company”), are offering a maximum of $40,000,000 in our Series A Preferred Membership Interests (the “Series A Units”) pursuant to the offering circular (the “Offering Circular”) dated December _, 2022 (the “Offering”). The purchase price per Series A Unit is $1,000 with a minimum purchase amount of $30,000. The Company, in the Manager’s sole discretion, reserves the right to accept lesser purchase amounts.

The Company will conduct closings on the 20th of each month, or, if the if the 20th is not a business day, the next succeeding business day, assuming there are funds to close, or the “closing dates,” and each, a “closing date,” until the offering termination, beginning with an initial closing on the 20th of the first month in which we have funds available to close. For all closings, subscription funds will be deposited into a Company bank or brokerage account. Once a subscription has been submitted and accepted by the Company, an investor will not have the right to request the return of its subscription payment prior to the next closing date. If subscriptions are received on a closing date and accepted by the Company prior to such closing, any such subscriptions will be closed on that closing date. If subscriptions are received on a closing date but not accepted by the Company prior to such closing, any such subscriptions will be closed on the next closing date. It is expected that settlement will occur on the same day as each closing date. On each closing date, offering proceeds for that closing will be disbursed to us, and Series A Units will be issued to investors, or the “Series A Unitholders.” If the Company is dissolved or liquidated after the acceptance of a subscription, the respective subscription payment will be returned to the subscriber.

You may complete your Subscription Agreement online at www.redoakcapitalholdings.com. Alternatively, your broker-dealer or registered investment advisor may mail properly completed and executed original documents to the address below for Red Oak Capital Fund VI, LLC, c/o Crescent Securities Group, Inc. Payment for Series A Units subscribed for in your Subscription Agreement may be made by mailing a check payable to “Red Oak Capital Fund VI, LLC” or with a wire using the instructions set forth below:

MAILING ADDRESS

Crescent Securities Group Inc

4975 Preston Park Blvd

Suite 820

Plano, TX 75093

Attention: Red Oak Capital Fund VI, LLC

Phone: (972) 490-0150

Make checks payable to: Red Oak Capital Fund VI, LLC

(Please include name, phone and email address in case of questions)

WIRE INSTRUCTIONS

Red Oak Capital Fund VI, LLC

ABA No: [TBP]

Acct No: [TBP]

Beneficiary: Red Oak Capital Fund VI, LLC

Address: 4975 Preston Park Blvd, Suite 820, Plano, TX 75093

US Bank Name: PNC

Bank Address: 500 First Ave Pittsburgh, PA 15219

Bank Phone: (800) 762-9473

Swift Code (International Only): PNCCUS33

*For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

INSTRUCTIONS TO SUBSCRIBERS

Section 1: Indicate investment amount for Series A Units.

Section 2: Indicate your method of payment. Make all checks for subscription payments payable to “Red Oak Capital Fund VI, LLC.” Wire funds pursuant to the instructions set forth above.

Section 3: Indicate type of ownership.

Section 4: Fill-in all names, addresses, dates of birth, Social Security or Tax ID numbers of all investors or trustees.

Section 5: Indicate distribution option.

Section 6: Indicate if you consent to the electronic delivery of documents.

Section 7: Indicate your qualification for purchasing the Series A Units. If you are claiming to be an accredited investor, you must complete Addendum A.

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Section 8: Read each of the acknowledgements and representations. Your signature in Section 9 indicates that you have read Section 8, in its entirety, and the Company may rely on your signature that you understand and/or meet the acknowledgements and representations contained therein.

Section 9: Execute the Subscription Agreement.

NON-CUSTODIAL OWNERSHIP

•	Accounts with more than one owner must have ALL PARTIES SIGN in Section 9.
•	Be sure to attach copies of all plan documents for Pension Plans, Trust or Corporate Partnerships required in Section 3.

CUSTODIAL OWNERSHIP

•	For New IRA/Qualified Plan Accounts, please complete to form/application provided by your custodian of choice in addition to this Subscription Agreement and forward to the custodian for processing.
•	For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN.
•	Have all documents signed by the appropriate officers as indicated in the Corporate Resolution (which are also to be included).

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SUBSCRIPTION AGREEMENT

Series A Preferred Membership Interests

Issued by:

Red Oak Capital Fund VI, LLC

1. Investment (Select only one.)

☐ Initial Investment (minimum initial investment of $30,000 up to any multiple of $1,000)

☐ Additional Investment in this Offering (minimum of $1,000 up to any multiple of $1,000)

Series A Units Subscription Amount: $___________

# of Units: _________

If you are making your investment through a broker-dealer or registered investment advisor, please provide the following information related to such broker-dealer or registered investment advisor:

Name of firm:

Name of individual representative:

2. Investment Instructions

☐      By Mail — Checks should be made payable to “Red Oak Capital Fund VI, LLC;” or

☐      By Wire Transfer — Forward this Subscription Agreement to the address listed above. Wiring instructions are as set forth below:

Red Oak Capital Fund VI, LLC

ABA No: [TBP]

Acct No: [TBP]

Beneficiary Name: Red Oak Capital Fund VI, LLC

Bank Name: PNC

Bank Address: 500 First Avenue Pittsburgh, PA 15219

Bank Phone #: (800) 762-9473

Bank Swift Code (international only): PNCCUS33

☐      Custodial Accounts — Forward this Subscription Agreement directly to the custodian.

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3. Type of Ownership (Select only one.)

Non-Custodial Ownership		Custodial Ownership
☐	Individual – one signature required	☐	Traditional IRA – Owner and custodian signatures required.
☐	Joint Tenants with Rights of Survivorship – All parties must sign.	☐	Roth IRA – Owner and custodian signatures required.
☐	Community Property – All parties must sign.	☐	Simplified Employee Pension/ Trust (SEP) – Owner and custodian signatures required.
☐	Tenants in Common – All parties must sign.	☐	KEOGH – Owner and custodian signatures requires.
☐	Uniform Gift to Minors Act – State of __________ - Custodian signature required.	☐	Other - _________________________________ Owner and custodian signatures requires.
☐	Qualified Pension or Profit-Sharing Plan – Include plan documents		Custodian Information (To be completed by custodian) Name of Custodian:
☐	Trust – Include title, signature and “Powers of the Trustees” pages		Mailing Address: ________________________________ City: __________________ State: ________ Zip code: ______
☐	Corporation – Include corporate resolution, articles of incorporation and bylaws, Authorized signature required		Custodian Tax ID #:
☐	Partnership – Include partnership agreement. Authorize signature(s) required.		Custodian Account #:
☐	Other (Specify) - ________________________ Include title and signature pages.		Custodian Phone #:

4. Investor Information (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner: (Please print name(s) to whom Series A Units are to be registered.)

First, Middle, Last Name:	Social Security #:
Street Address:	City, State, Zip Code:
Daytime Phone #:	Date of Birth:
Citizenship (If Not a US Citizen, Specify Country):	E-mail Address:

Joint Owner: (If applicable)

First, Middle, Last Name:	Social Security #:
Street Address:	City, State, Zip Code:
Daytime Phone #:	Date of Birth:
Citizenship (If Not a US Citizen, Specify Country):	E-mail Address:

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Trust: (Exactly as registered with the IRS)

Name of Trust:	Tax ID #:
Name(s) of Trustee(s)*:	Name(s) of Beneficial Owner(s)*:
Beneficial Owner(s) Street Address:	City, State, Zip Code:
Social Security #:	Date of Trust:
Daytime Phone #:	Date of Birth:
Occupation:	E-mail Address:

Corporation/Partnership/Other: (Exactly as registered with the IRS)

Name of Entity:	Tax ID #: Date of Entity Formation:
Name(s) of Officer(s), General Partner or Authorized:	Additional Name of Authorized Person (if any):
Legal Street Address:	City, State, Zip Code:
Daytime Phone #:	E-mail Address:

*If there is more than one trustee or beneficial owner, we will require documents for the requested information for each additional trustee and/or beneficial owner.

5. Distribution Options For Non-Qualified Accounts (Select only one.)

I (we) hereby subscribe for the Series A Units of Red Oak Capital Fund VI, LLC and elect the distribution option indicated below (choose one of the three options):

☐      I choose to have distributions mailed to me at the address listed in Section 4.

☐      I choose to have distributions mailed to me at the following address.

☐      I choose to have distributions deposited in a checking, savings or brokerage account.

I authorize the Company or its agent to deposit my distribution to the account indicated below. This authority will remain in force until I notify the Company to cancel it. In the event that the Company deposits funds erroneously into my account, the Company is authorized to debit my account for the amount of the erroneous deposit.

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Name of Financial Institution:	Your Bank’s ABA Routing #:
Your Account #:	Name on Account:
Further Credit Account # (if any):	Further Credit Account Name (if any):
Brokerage Mailing Address:	City, State, Zip Code:

Account Type: ☐ Checking ☐ Savings ☐ Brokerage

Please attach a pre-printed, voided check.

The deposit services above cannot be established without a pre-printed, voided check. For Electronic Funds Transfers, the signatures of the bank account owner(s) must appear exactly as they appear on the bank registration. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Signature of Individual/Trustee/Beneficial Owner	Date

Printed Name

Signature of Joint Owner/Co-trustee	Date

Printed Name

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6. Electronic Delivery of Documents (Optional)

☐ In lieu of receiving documents by mail, I authorize the company to make available on its website at www.redoakcapitalholdings.com its semi-annual reports, annual reports, or other reports required to be delivered to me, as well as any investment or marketing updates, and to notify me via e-mail when such reports or updates are available. Any investor who elects this option must provide an e-mail address below. Please carefully read the following representations before consenting to receive documents electronically. If you check this box, you represent the following:

(a) I acknowledge that access to the internet, email and the World Wide Web is required in order to access documents electronically. I may receive by email notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my internet provider and telephone provider, and that these costs are my responsibility.

(b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader software is required to view documents in PDF. The reader software is available free of charge from Adobe’s web site at www.adobe.com. The Adobe Reader software must be correctly installed on my system before I will be able to view documents in PDF. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

(c) I acknowledge that I may receive at no cost from the Company a paper copy of any documents delivered electronically by calling my financial advisor.

(d) I understand that if the e-mail notification is returned to the Company as “undeliverable,” a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communications via electronic delivery. I further understand that if the Company is unable to obtain a valid e-mail address for me, the Company will resume sending a paper copy of its filings by U.S. mail to my address of record.

(e) I understand that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling my financial advisor.

E-mail Address:

Red Oak Capital Fund VI, LLC
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7. Investor Eligibility Certifications

I understand that to purchase Series A Units, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the act, or I must limit my investment in the Series A Units to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person.

I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Series A Units.

I hereby represent and warrant that I meet the qualifications to purchase Series A Units because (please mark one):

☐        I am a natural person, and the aggregate purchase price for the Series A Units I am purchasing in the offering does not exceed 10% of my net worth or annual income, whichever is greater.

☐        I am a non-natural person, and the aggregate purchase price for the Series A Units I am purchasing in the offering does not exceed 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year.

☐        I am an accredited investor.

If you marked that you are an accredited investor, please complete Addendum A, attached hereto, and return it with this Subscription Agreement. If Addendum A is not received with this Subscription Agreement, your subscription will not be accepted.

Investor Acknowledgements and Representations

a. I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds transmitted herewith shall be returned to the undersigned in full.

b. I have received the Offering Circular.

c. I am purchasing the Series A Units for my own account.

d. I hereby represent and warrant that I have carefully read and am familiar with the Operating Agreement of the Company, dated as of December _, 2022 (the “Operating Agreement”).

e. I understand that by signing this Agreement I will be deemed to have signed the Operating Agreement as a Series A Unitholder and agree to be bound by that agreement according to its terms.

f. I have full power and authority to enter into, execute, deliver, and perform my obligations under this Agreement and the Operating Agreement, and when signed and delivered by or on behalf of myself, are or will be my legal and binding obligations, enforceable against me in accordance with their terms.

g. I hereby represent and warrant that I am not, and am not acting as an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This subscription agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws.

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8. Investor Signatures

Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both, you and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored and accessible on www.rocxplatform.com. You and the Company each hereby consents and agrees that electronically signing this Subscription Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification or third-party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement. You consent to be legally bound by this Subscription Agreement's terms and conditions. Furthermore, you and the Company, each hereby agrees that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipient’s change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

(Signature Page Follows)

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SIGNATURES:

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS PURCHASER QUESTIONNAIRE, SUBSCRIPTION AGREEMENT, AND OPERATING AGREEMENT ON BEHALF OF THE PERSON(S) OR ENTITY REGISTERED ABOVE.

Signature of Individual/Trustee/Beneficial Owner/Custodian	Date

Printed Name

Signature of Joint Owner/Co-trustee	Date

Printed Name

FIRM ACKNOWLEDGMENT:

Signature – Firm Principal	Date

Printed Name

Signature – Authorized Representative

Printed Name	Date

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SUBSCRIPTION ACCEPTED:

Red Oak Capital Fund VI, LLC

a Delaware limited liability company

By:

Name:

Its:

Dated:

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Addendum A

If you marked that you are an accredited investor as that term is defined in Rule 501 of Regulation D of the Securities Act of 1933, please complete this Addendum A.

If a natural person, I hereby represent and warrant that (mark as appropriate):

(a)        ☐I have an individual net worth, or joint net worth with my spouse (or spousal equivalent), of more than $1,000,000, excluding primary residence, see calculation below; or

(b)        ☐I have individual income in excess of $200,000 or joint income with my spouse (or spousal equivalent) in excess of $300,000, in each of the two most recent years and I have a reasonable expectation of reaching the same income level in the current year.

(c)        ☐I am an executive officer, director, advisory board member, trustee or general partner of the Company, or serve in a similar capacity, or I serve in a similar capacity of the general partner of the Company.

(d)        ☐I am the holder in good standing of certain professional certifications or designations, including the Financial Industry Regulatory Authority, Inc. Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), or Licensed Private Securities Offerings Representative (Series 82) certifications.

If other than a natural person, I represent and warrant that I am: (mark as appropriate):

(a)        ☐an organization described in Section 501(c)(3) of the Internal Revenue Code, as amended, a corporation, Massachusetts or similar business trust, partnership, or organization described in Code Section 501(c)(3), not formed for the specific purpose of acquiring Series A Units, with total assets over $5,000,000;

(b)        ☐an entity with investments (as defined in Section 2a51-1(b) of the Investment Company Act) exceeding $5,000,000, not formed for the specific purpose of acquiring Series A Units;

(c)        ☐ trust, with total assets over $5,000,000, not formed for the specific purpose of acquiring Series A Units and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Series A Units as described in Rule 506(b)(2)(ii) under the Securities Act of 1933 (the “Securities Act”);

(d)        ☐a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended;

(e)        ☐an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company (as defined in Section 2(a)(48) of the Investment Company Act);

(f)         ☐an investment adviser registered under the Investment Advisers Act of 1940 (the “Advisers Act”), or an exempt reporting adviser (as defined in Section 203(l) or Section 203(m) of the Advisers Act), or a state-registered investment adviser;

(g)        ☐ a family client of family office, with total assets of at least $5,000,000, not formed for the specific purpose of acquiring Series A Units and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that the family office is capable of evaluating the merits and risks of an investment in Series A Units as described in Section 202(a)(11)(G)-1(b) under the Advisers Act;

(h)        ☐ a small business investment company licensed by the Small Business Administration under Section 301(c) or (d) or the Small Business Investment Act of 1958, as amended;

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(i)        ☐a Rural business investment company (as defined in Section 384A of the Consolidated Farm and Rural Development Act);

(j)        ☐an employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if such employee benefit plan has total assets over $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors;

(k)       ☐ a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended);

(l)        ☐a bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, or any insurance company as defined in Section 2(13) of the Securities Act;

(m)      ☐a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets of more than $5,000,000; or

(n)       ☐an entity (including an Individual Retirement Account) in which all of the equity owners are accredited investors.

Note: For the purposes of calculating your net worth, Net Worth is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of the Series A Units.

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Form W-9 (Rev. October 2018) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification ▶ Go to www.irs.gov/FormW9 for instructions and the latest information.	Give Form to the requester. Do not send to the IRS.
Print or type. See Specific Instructions on page 3.	1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.
2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only one of the following seven boxes.

☐ Individual/sole proprietor or single-member LLC         ☐ C Corporation         ☐ S Corporation         ☐ Partnership         ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=Partnership)

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

☐ Other (see instructions)

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3): Exempt payee code (if any) _________ Exemption from FATCA reporting code (if any) ______________
	5 Address (number, street, and apt. or suite no.) See instructions.	Requester’s name and address (optional)
6 City, state, and ZIP code
7 List account number(s) here (optional)

Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN, later.

Social security number ☐☐☐–☐☐–☐☐☐☐ or
Note: If the account is in more than one name, see the instructions for line 1. Also see What Name and Number To Give the Requester for guidelines on whose number to enter.	Employer identification number ☐☐–☐☐☐☐☐☐☐
Part II Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2.

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. citizen or other U.S. person (defined below); and
4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here	Signature of U.S.person▸	Date▸

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

• Form 1099-INT (interest earned or paid)

• Form 1099-DIV (dividends, including those from stocks or mutual funds)

• Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

• Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

• Form 1099-S (proceeds from real estate transactions)

• Form 1099-K (merchant card and third party network transactions)

• Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

• Form 1099-C (canceled debt)

• Form 1099-A (acquisition or abandonment of secured property)

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later.

Cat. No. 10231X	Form W-9 (Rev. 10-2018)

Form W-9 (Rev. 10-2018)	Page 2

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien;

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

• An estate (other than a foreign estate); or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your

U.S. status and avoid section 1446 withholding on your share of partnership income.

In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the instructions for Part II for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships, earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 10-2018)	Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2.

c. Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation
• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single- member LLC

•  LLC treated as a partnership for

U.S. federal tax purposes,

•  LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or

•  LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.

Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)
• Partnership	Partnership
• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

•  Generally, individuals (including sole proprietors) are not exempt from backup withholding.

•  Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

•  Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

•  Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2—The United States or any of its agencies or instrumentalities 3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities

5—A corporation

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

7—A futures commission merchant registered with the Commodity Futures Trading Commission

8—A real estate investment trust

9—An entity registered at all times during the tax year under the Investment Company Act of 1940

10—A common trust fund operated by a bank under section 584(a) 11—A financial institution

12—A middleman known in the investment community as a nominee or custodian

13—A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 10-2018)	Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

M—A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W- 7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

IF the payment is for . . .	THEN the payment is exempt for . . .

Interest and dividend payments	All exempt payees except for 7
Broker transactions

Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B—The United States or any of its agencies or instrumentalities C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G—A real estate investment trust

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I—A common trust fund as defined in section 584(a) J— A bank as defined in section 581

K—A broker

L—A trust exempt from tax under section 664 or described in section 4947(a)(1)

Form W-9 (Rev. 10-2018)	Page 5

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

For this type of account:	Give name and EIN of:

14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments

15. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))

The public entity The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2] Circle the minor’s name and furnish the minor’s SSN.

[3] You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity”

name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships, earlier.

*Note: The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

What Name and Number To Give the Requester

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

• Protect your SSN,

• Ensure your employer is protecting your SSN, and

• Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Victims of identity theft who are experiencing economic harm or a systemic problem or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4. Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
6. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(I)(A))	The grantor*
For this type of account:	Give name and EIN of:
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
10. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11. Association, club, religious, charitable, educational, or other tax- exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee

Form W-9 (Rev. 10-2018)	Page 6

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027.

Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information.

Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.